                                ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000                       EXHIBIT 5.1
                                Fax: 404-881-7777
                                 www.alston.com


                                  June 2, 2006


Mirant North America, LLC
MNA Finance Corp.
   and the subsidiary guarantors listed on Annex A
1155 Perimeter Center West
Atlanta, Georgia 30338

      Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Mirant North America, LLC, a Delaware limited liability company ("MNA"), MNA Finance Corp. ("MNA Finance," together with MNA, the "Issuers") and the subsidiary guarantors listed on Annex A (the "Guarantors," together with the Issuers, the "Registrants") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"),
(a) $850,000,000 principal amount of the Issuer's 7.375% Senior Notes due 2013 (the "New Notes") and (b) the related guarantees on the New Notes by the Guarantors (together with the New Notes, the "Securities") to be issued under an Indenture dated as of December 23, 2005 (the "Indenture") among Mirant North America Escrow, LLC, the Registrants and Law Debenture Trust Company of New York, as Trustee (the "Trustee"). Following the effectiveness of the Registration Statement, the Registrants intend to issue the Securities to the holders of $850,000,000 principal amount of the Issuers' 7.375% Senior Notes due 2013 (the "Old Notes") in exchange for such Old Notes and the related guarantees of the Old Notes by the Guarantors (together with the Old Notes, the "Old Securities").

         This opinion letter is rendered pursuant to Item 21 of Form S-4 and
Item 601 of the Commission's Regulation S-K.

         We have examined the (i) Certificates of Formation, Certificates of Incorporation or other charter documents of the Registrants, (ii) the limited liability company agreements, partnership agreements, bylaws or other organizational documents of the Registrants, (iii) records of proceedings of the Board of Managers, General Partner or Board of Directors of the Registrants, or committees thereof, (iv) the Old Securities, (v) the proposed form of the Securities, (vi) the Form T-1 Statement of Eligibility of the

Trustee filed as an exhibit to the Registration Statement, (vii) the Indenture,
(viii) the Registration Rights Agreement, dated December 23, 2005, among Mirant North America Escrow, LLC, the Registrants and the Initial Purchasers listed on a schedule thereto, (ix) the Purchase Agreement, dated December 23, 2005, among Mirant North America Escrow, LLC, the Registrants and J.P. Morgan Securities Inc., as representative of the Initial Purchasers listed on a schedule thereto, and (x) the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Registrants and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         In rendering our opinion set forth below, we have assumed, without any independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the form of the Securities will conform to that included in the Indenture, (vi) the due authorization, execution and delivery of the Indenture by each of the parties thereto (other than the Registrants) under the laws of their respective jurisdictions of incorporation or organization, (vii) that all parties to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) that the Indenture has been duly qualified under the Trust Indenture Act of 1939.

         Our opinion set forth below is limited to the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Registrants for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the eighth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

         Based on and subject to the foregoing, it is our opinion that, upon due execution of the Securities by the Registrants, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery thereof in exchange for the Old Securities as contemplated by the Registration Statement, the Securities will be validly issued and will constitute legally binding obligations of the Registrants entitled to the benefits of the Indenture and enforceable against the Registrants in accordance with their terms subject to (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions related to or affecting creditors' rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, and (iii) concepts of good faith, fair dealing and reasonableness.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.




                                                     Alston & Bird LLP



                                                     By: /s/ William S. Ortwein
                                                         -----------------------
                                                         A Partner

                                    EXHIBIT A

Mirant Texas Management, LLC
Mirant Texas, LP
Mirant California, LLC
Mirant Potrero, LLC
Mirant Delta, LLC
Mirant Canal, LLC
Mirant Kendall, LLC
Mirant Zeeland, LLC
Mirant Special Procurement, Inc.
MLW Development, LLC